EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of UpHealth, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  June 21, 2021

SYED SABAHAT AZIM

By:	/s/ Julie A. D’Angelo
Julie A. D’Angelo, Attorney-in-Fact
(pursuant to Limited Power of Attorney dated 6/15/21)

RICHA SANA AZIM

By:	/s/ Julie A. D’Angelo
Julie A. D’Angelo, Attorney-in-Fact
(pursuant to Limited Power of Attorney dated 6/15/21)

KIMBERLITE SOCIAL INFRA PRIVATE LIMITED

By:	Syed Sabahat Azim
Director

By:	/s/ Julie A. D’Angelo
Julie A. D’Angelo, Attorney-in-Fact
(pursuant to Limited Power of Attorney dated 6/15/21)

ELIGERE LIMITED LIABILITY COMPANY

By:	Saima Siddiqui
Sole Member

By:	/s/ Julie A. D’Angelo
Julie A. D’Angelo, Attorney-in-Fact
(pursuant to Limited Power of Attorney dated 6/15/21)